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                                                                    EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Amkor Technology, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 3, 2000 included in Amkor Technology, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

Arthur Andersen LLP

Philadelphia, Pennsylvania
August 14, 2001